NAME & ADDRESS OF DEBTOR/BORROWER: CONTRAIL AVIATION SUPPORT, LLC CONTRAIL AVIATION LEASING, LLC 435 INVESTMENT CT VERONA, WI 53593-8788	[recording information]
NAME & ADDRESS OF SECURED PARTY/LENDER: OLD NATIONAL BANK 619 Madison/Southern WI Coml LPO 23 W Main St Madison, WI 53703
NAME OF GRANTOR I OWNER TRUSTEE: WILMINGTON TRUST SP SERVICES (DUBLIN) LIMITED ATTN: MANAGING DIRECTOR FOURTH FLOOR 3 GEORGE'S DOCK IFSC DUBLIN 1 IRELAND

This Trustee Aircraft Security Agreement is entered into as of October 30, 2019 by and between Wilmington Trust SP Services (Dublin) Limited (registration number 318390), not in its individual capacity but solely as Trustee ("Grantor") of the herein identified Aircraft MSN 29922 Trust; CONTRAIL AVIATION SUPPORT, LLC; and CONTRAIL AVIATION LEASING,
LLC (collectively, "Borrower"); and OLD NATIONAL BANK ("Lender").

WHEREAS, Borrower and Grantor entered into that certain Declaration of Trust (MSN 29922), dated as of June 26, 2019, which created the Aircraft MSN 29922 Trust;
WHEREAS, Lender has loaned funds to Borrower for, inter alia, the acquisition by Grantor of the below-identified Aircraft in connection with and pursuant to a Master Loan Agreement effective as of June 24, 2019, together with executed Amendments and Supplements thereto, one or more Promissory Note(s), and other guarantees, assignments, pledges and other instruments associated therewith, hereinafter collectively defined as "Loan Documents", evidencing Borrower's obligations to Lender (collectively, the "Indebtedness"); and
WHEREAS, pursuant to the Loan Documents, Borrower has agreed to cause Grantor to grant, and Grantor has agreed, in its capacity as Trustee of the Aircraft MSN 29922 Trust, to grant a security interest in the herein-identified Collateral as security for repayment of Borrower's Indebtedness and other obligations to Lender.
NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the sufficiency of which is acknowledged, Grantor and Lender agree as follows:

I.
GRANT OF SECURITY INTEREST. Grantor hereby grants to Lender a continuing security interest in the Collateral to secure the Indebtedness and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which Lender may have by law. As used herein, "Collateral" is defined as:

a.	Boeing 737-7B26 with manufacturer serial number 29922 (described on the pre-populated drop down menu of the International Registry as a BOEING model 737-800 aircraft with manufacturer's serial number 29922), which has heretofore been registered in the national aircraft registry of Ireland as aircraft EI-CSG, (the "Aircraft"), inclusive of the Airframe, Engines, Equipment, Records, Funds, and Proceeds.
i. "Airframe" is defined as the Aircraft's airframe together with any and all parts, appliances, components, instruments, accessories, accessions, attachments, equipment, or avionics (including, without limitation, radio, radar, navigation systems, or other electronic equipment) installed in, appurtenant to, or delivered with or in respect of such airframe.

ii. "Engines" are defined as two CFM International, Inc. model CFM56-7B24 engines (rated thrust of over 100kN or 22,400 lb./ft) with serial numbers 890420 and 890421 (described on the pre populated drop down menu of the International Registry as CFM model CFM56-7 engines with manufacturer's serial numbers 890420 and 890421), together with any other aircraft engines which either now or in the future are installed on, appurtenant to, or components with or in respect of the Airframe, together with any and all parts, appliances, components, accessories, accessions, attachments or equipment installed on, appurtenant to, or delivered with or in respect of such Engines pursuant to the provisions of that certain Aircraft Lease Agreement, dated as of January 28, 2008, between Grantor, as assignee of and successor to Sapphire Aviation Finance I (UK) Limited, as assignee and successor to CIT Capital Aviation (UK) Limited, as lessor, and MIAT Mongolian Airlines, a company organized and existing under the laws of Mongolia and having its principal place of business at MIAT Building, Buyant-Ukhaa 458 Khan-Uul district, Ulaanbaatar 17120, Mongolia ("Lessee") with respect to the lease of the Aircraft, as supplemented, amended, novated, assigned or otherwise modified from time-to-time (the "Lease") or otherwise. The word "Engines" shall also refer to any replacement aircraft engine which, under this Agreement and the Lease, is required or permitted to be installed upon the Airframe.
iii. "Equipment" is defined as all auxiliary power units, accessories, appliances, avionics, instruments, parts, spares, furnishings, replacements and substituted components installed on or used with the Aircraft,

iv.
"Records" are defined as all log books, manuals, flight records, inspection reports, airworthiness certificates, registration certificates, and other operational records of the Aircraft or any part of it.

v.
"Funds" are defined as all rents, accounts, chattel paper, general intangibles, and monies, arising out of or related to rental, lease, operation or other use of any of the property described as any part or all of the Collateral.

vi.	"Proceeds" are defined as all monies, claims, accounts and intangible rights of any kind resulting from any sale, insurance payments or other disposition of the Aircraft or any part thereof.

b.
All other rights in all the foregoing as defined in the Cape Town Convention on International Interests in Mobile Equipment, including the Aircraft Protocol thereto ("Cape Town Convention"), whether now owned or later acquired.

2.
CROSS-COLLATERALIZATION. In addition to the Promissory Note(s) associated with the Indebtedness relating to the Aircraft, this Agreement further secures all obligations, debts and liabilities, plus interest thereon, of Borrower or any one or more of them to Lender, as well as all claims by Lender against Borrower or any one or more of them, whether now existing or hereafter arising, whether related or unrelated to the purpose of the Note, whether voluntary or otherwise, whether due or not due, direct or indirect, determined or undetermined, absolute or contingent, liquidated or unliquidated, whether Borrower may be liable individually or jointly with others, whether obligated as guarantor, surety, accommodation party or otherwise, and whether recovery upon such amounts may be or hereafter may become barred by any statute of limitations, and whether the obligation to repay such amounts may be or hereafter become otherwise unenforceable.

3.
BORROWER'S WAIVERS. Except as otherwise required under this Agreement or by applicable law, Borrower agrees that Lender need not provide notice to Borrower about any action or inaction of Lender in connection with this Agreement, and waives any defense that may arise due to any action or inaction of Lender, including, without limitation, any failure or delay of Lender to realize upon the Collateral; and Borrower agrees to remain liable upon the Indebtedness regardless of Lender's action or failure to act under this Agreement.

4.	GRANTOR'S REPRESENTATIONS, WARRANTIES AND COVENANTS. Grantor represents, warrants and covenants to Lender, at all times while this Agreement is in effect, as follows:

a.
That Grantor, as owner trustee, is the registered owner of the Aircraft pursuant to a proper registration under either the Federal Aviation Act of 1958, as amended, or the equivalent law of the Grantor's domicile, that Grantor qualifies in all respects as a citizen of the United States as defined by the Act or is otherwise validly organized and duly qualified to own and register such ownership of the Aircraft pursuant to the applicable law of Grantor's domicile country, and that Grantor's citizenship shall not be changed;

b.
That Grantor is the lawful owner of the Collateral and holds good and marketable title to the Collateral, free and clear of all liens, mortgages, claims, or other rights or interests asserted or which may be asserted at any time by any other person in or relating to the Collateral (collectively, "Encumbrances") except the lien of this Agreement and the Lease and such interests, including leases, to which Lender has consented in writing;

c.
That Grantor has the full right, power and authority to enter into this Agreement and to pledge the Collateral to Lender, has not received from or relied upon any representation by Lender about Borrower or Borrower's creditworthiness, executes this Agreement at Borrower's request and not at the request of Lender;

d.
That the Aircraft is eligible for recording of interests relating thereto with the International Registry established pursuant to the Cape Town Convention and the national aviation authority having jurisdiction in Grantor's domicile;

e.	That Grantor shall promptly consent or cause its agent to consent to the registration of the International Interest created hereby with the International Registry;

f.	That Grantor is and shall remain registered as a transacting user entity under the procedures of the International Registry with full rights and privileges to access the International Registry;

g.	That the national jurisdiction in which the Aircraft is registered shall not be changed without express written consent of Lender;

h.	That Grantor shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral;

i
That Grantor shall not grant, pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any Encumbrance or charge, other than the security interest provided for in this Agreement and the Lease, without the prior written consent of Lender, including security interests even if junior in right to the security interests granted under this Agreement;

j.
That Grantor shall promptly pay when due all statements and charges of airport authorities, mechanics, laborers, materialmen, suppliers and others incurred in connection with the use, operation, storage, maintenance and repair of the Aircraft so that no Encumbrance may attach to or be filed against the Aircraft:, and shall obtain, upon request by Lender, and in form and substance as may then be satisfactory to Lender, appropriate waivers and/or subordinations of any Encumbrances that may affect the Collateral at any time;

k.
That unless waived by Lender all proceeds from any disposition of the Collateral (for whatever reason) shall be held in trust for Lender and immediately delivered to Lender, and shall not be commingled with any other funds; provided however, this requirement shall not constitute consent by Lender to any sale or other disposition;

l.
That Grantor shall not remove or permit the removal of any Engines or Equipment from the Aircraft other than as permitted by this Agreement and, when so permitted, shall only replace the same with comparable parts, engines, accessories, avionics and equipment in accordance with the provisions of Section 12 hereof; and

m.	That Grantor shall defend Lender's rights in the Collateral against any claims or demands of all other persons.

n.
That any rights, claims or interests of Grantor with regard to the Collateral, heretofore existing or hereafter arising, shall be and remain subordinate in all respects to the interests of Lender in such Collateral.

This Agreement is binding upon Grantor and its successors and any permitted assigns and shall be legally enforceable in accordance with its terms. The foregoing representations and warranties, and all other representations and warranties contained in this Agreement are and shall be continuing in nature and shall remain in full force and effect until such time as this Agreement is terminated, released or cancelled as provided herein. The Lessee shall not be a third party beneficiary of or entitled to enforce in its own name any provisions of this Security Agreement.

5.
WAIVERS. Grantor and Borrower waive all requirements of presentment, protest, demand, and notice of dishonor or non-payment of any or all of the Indebtedness. Lender may do any of the following with respect to any obligation of any Borrower, without first obtaining the consent of Grantor: (a) grant any extension of time for any payment, (b) grant any renewal, (c) permit any modification of payment terms or other terms, or (d) exchange or release any Collateral or other security. No such act or failure to act shall affect Lender's rights against Grantor or the Collateral.

6.
DURATION. This Agreement shall remain in full force and effect until such time as the Indebtedness, including principal, interest, costs, expenses, attorneys' fees and other fees and charges, shall have been paid in full, together with all additional sums that Lender may pay or advance on Borrower or Grantor's behalf and lawful interest thereon.

7.
RECORDS AND LOGS. Grantor will keep, or will cause Lessee to keep, accurate and complete logs, manuals, books, and records relating to the Collateral in accordance with applicable rules and regulations, and will provide Lender with copies of such records and information relating to the Collateral as Lender may reasonably require from time to time.

8.
PERFECTION OF INTEREST. Grantor agrees to take all actions requested by Lender to perfect and continue Lender's security interest in the Collateral. Upon request of Lender, Grantor will deliver to Lender any and all of the documents evidencing or constituting the Collateral and Grantor will note Lender's interest upon any and all chattel paper and instruments if not delivered to Lender for possession by Lender. In particular, Grantor will perform, or will cause to be performed, upon Lender's request, each and all of the following:

a.
Record, register and file this Agreement, together with such notices, financing statements or other documents or instruments as Lender may request from time to time to carry out fully the intent of this Agreement, with the International Registry and any applicable national aviation authority (for example, the FAA if ownership and interests are subject to registration in the U.S.A.), either concurrent with the delivery and acceptance of the Collateral or promptly after the execution and delivery of this Agreement;

b.	Furnish to Lender evidence of every such recording, registering, and filing;

c.	Execute and deliver or perform any and all acts and things which may be reasonably requested by Lender with respect to complying with or remaining subject to the Applicable Laws;

9.
ATTORNEY-IN-FACT. Grantor hereby appoints Lender as Grantor's irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect, amend, or to continue the security interests granted in this Agreement or to demand termination of filings of other secured parties. Lender may at any time, and without further authorization from Grantor, file a carbon, photographic or other reproduction of any financing statement or of this Agreement for use as a financing statement. Borrower will reimburse Lender for all expenses for the perfection and the continuation of the perfection of Lender's security interest in the Collateral.

10. NOTICES TO LENDER. Grantor will promptly notify Lender in writing at Lender's address shown above (or such other addresses as Lender may designate from time to time) prior to any change in Grantor's name, assumed business name(s), material ownership change consisting of more than 10% of the ownership or voting securities of Grantor, identity of Grantor's authorized signer(s) in relation to this Agreement, principal office address, state of organization, type of business entity, or any other aspect of Grantor that directly or indirectly relates to any agreements between Grantor and Lender. No change in Grantor's name or organizational characteristics shall be effective until Lender has received such notice.

11. LOCATION AND INSPECTION OF COLLATERAL. The home base location at which the Collateral will be hangered when not in operation shall be Chinggis Khaan International Airport at Ulaanbaatar, Mongolia. Grantor shall, whenever requested, advise Lender of the exact location of the Collateral. At any reasonable time, on demand by Lender, Grantor shall cause the Collateral (including the logs, books, manuals, and records comprising the Collateral) to be exhibited to Lender (or persons designated by Lender) for purposes of inspection and copying, subject to the provisions of the Lease.

12.	AIRWORTHINESS AND REPAIRS. Grantor, at its expense, shall do or cause to be done, in a timely manner, each and all of the following:

a.	Maintain and keep the Collateral in as good condition and repair as it is on the date of this Agreement, ordinary wear and tear excepted ;

b.
Maintain and keep the Aircraft in airworthy condition in accordance with the requirements of the Lease and each of the manufacturers' manuals and mandatory service bulletins and each of the manufacturers' nonmandatory service bulletins which relate to airworthiness, and in compliance with all applicable aviation laws and regulations pursuant to which it may be operated (for example, and without limitation, all requirements of Parts 91 and 121 of FAA Regulations, or all applicable EASA airworthiness regulations, as applicable, based on the jurisdiction of the Aircraft's registration), the compliance date of which shall occur while this Agreement is in effect;

c.	Replace in or on the Airframe any and all Engines, parts, appliances, instruments or accessories which may be worn out, lost, destroyed or otherwise rendered unfit for use;

d.
Obtain all required inspections of the Aircraft and licensing or re-licensing of the Aircraft in accordance with all applicable governmental requirements. Grantor shall at all times cause the Aircraft to have on board and in a conspicuous location a current Certificate of Airworthiness; and

e.
Cause all inspections, maintenance, modifications, repairs, and overhauls of the Aircraft (including those performed on the Airframe, the Engines or any components, appliances, accessories, instruments, or equipment) to be performed only by personnel authorized to perform such services by the FAA or other aviation authority having jurisdiction.

If any Engine, component, appliance, accessory, instrument, equipment or part of the Aircraft shall reach such a condition as to require overhaul, repair or replacement, for any cause whatsoever, in order to comply with the standards for maintenance and other provisions set forth in this Agreement and the Lease, Grantor may install, or cause Lessee to install, temporary replacements of the same type pending overhaul or repair of the unsatisfactory item, so long as such temporary replacements are fit for operational use within applicable regulations and standards and Grantor retains unencumbered title to any and all items temporarily removed, or make permanent replacements of the same type so long as such permanent replacements are fit for operational use within applicable regulations and standards and Grantor complies, or causes Lessee to comply, with the following requirements (subject to the provisions of the Lease):

(i)
Lender is not divested of its security interest in and lien upon any item removed from the Aircraft and no such removed item becomes subject to the lien or claim of any other person, unless and until such item is replaced by an item of the type and condition required by this Agreement, title to which, upon its being installed or attached to the Airframe, is validly vested in Grantor, free and clear of all liens and claims, of every kind or nature, of all persons other than Lender;

(ii)
Grantor's title to every substituted item shall immediately be and become subject to the security interests and liens of Lender and each of the provisions of this Agreement, and each such item shall remain so encumbered unless it is, in tum, replaced by a substitute item in the manner permitted in this Agreement; and

(iii)
If an item is removed from the Aircraft and replaced in accordance with the requirements of this Agreement, and if the substituted item satisfies the requirements of this Agreement, including the terms and conditions above, then the item which is removed shall thereupon be free and clear of the security interests and liens of Lender. In the event that any Engine, component, appliance, accessory, instrument, equipment or part is installed upon the Airframe, and is not in substitution for or in replacement of an existing item, such additional item shall be considered as an accession to the Airframe.

13. Taxes, Assessments and Liens. Grantor will pay when due all taxes, assessments and liens upon the Collateral, its use or operation, upon this Agreement, or upon the Loan Documents to the extent applicable to the Aircraft. Grantor may withhold any such payment or may elect to contest any lien if Grantor is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lender's interest in the Collateral is not jeopardized in Lender's sole opinion. If the Collateral is subjected to a lien which is not discharged within fifteen (15) days, Grantor shall deposit with Lender cash, a sufficient corporate surety bond or other security satisfactory to Lender in an amount adequate to provide for the discharge of the lien plus any interest, costs or other charges that could accrue as a result of foreclosure or sale of the Collateral. In any contest Grantor shall defend itself and Lender and shall satisfy any final adverse judgment before enforcement against the Collateral. Grantor shall name Lender as an additional obligee under any surety bond furnished in the contest proceedings.

14.
GOVERNMENTAL COMPLIANCE. Grantor shall comply promptly with all applicable laws, ordinances and regulations of all governmental authorities applicable to the use, operation, maintenance, overhauling or condition of the Collateral. Grantor may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Lender's interest in the Collateral, in Lender's opinion, is not jeopardized. Without limiting the foregoing, Grantor agrees that at no time during the effectiveness of this Agreement shall the Collateral be operated in, located in, or relocated to, any jurisdiction, unless the Cape Town Convention or some comparable treaty, rules and regulations satisfactory to Lender shall be in effect in such jurisdiction and any notices, financing statements, documents, or instruments necessary or required, in the opinion of Lender, to be filed in such jurisdiction shall have been filed and file stamped copies thereof shall have been furnished to Lender. Notwithstanding the foregoing, at no time shall the Collateral be operated in or over any area which may expose Lender to any penalty, fine, sanction or other liability, whether civil or criminal, under any applicable law, rule, treaty or convention; nor may the Collateral be used in any manner which is or may be declared to be illegal and which may thereby render the Collateral liable to confiscation, seizure, detention or destruction.

15.	INSURANCE.

a.
Grantor shall procure and maintain at all times all risks insurance on the Collateral, including without limitation fire, theft, liability and hull insurance, and such other insurance as Lender may require with respect to the Collateral, in form, amounts, coverages and basis reasonably acceptable to Lender and issued by a company or companies reasonably acceptable to Lender. Grantor shall further provide and maintain, at its sole cost and expense or at the sole cost and expense of Lessee, comprehensive public liability insurance, naming both Grantor and Lender as parties insured, protecting against claims for bodily injury, death and/or property damage arising out of the use, ownership, possession, operation and condition of the Aircraft, and further containing a broad form contractual liability endorsement covering Grantor's obligations to indemnify Lender as provided under this Agreement. Such policies of insurance must also contain a provision, in form and substance acceptable to Lender, prohibiting cancellation or the alteration of such insurance without at least ten (10) days prior written notice to Lender of such intended cancellation or alteration. Such insurance policies also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Grantor or any other person. Grantor agrees to provide Lender with copies of such policies of insurance. Grantor, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender. In connection with all policies covering assets in which Lender holds or is offered a security interest for the Indebtedness, Grantor will provide Lender with such lender's loss payable or other endorsements as Lender may require. Grantor shall not use or permit the Collateral to be used in any manner or for any purpose excepted from or contrary to the requirements of any insurance policy or policies required to be carried and maintained under this Agreement or for any purpose excepted or exempted from or contrary to the insurance policies, nor shall Grantor do any other act or permit anything to be done which could reasonably be expected to invalidate or limit any such insurance policy or policies.

b.
Grantor shall promptly notify Lender of any loss or damage to the Collateral, whether or not such casualty or loss is covered by insurance. Lender may make proof of loss if Grantor fails to do so within fifteen (15) days of the casualty. All proceeds of any insurance on the Collateral, including accrued proceeds thereon, shall be held by Lender as part of the Collateral. If Lender consents to repair or replacement of the damaged or destroyed Collateral, Lender shall, upon satisfactory proof of expenditure, pay or reimburse Grantor from the proceeds for the reasonable cost of repair or restoration. If Lender does not consent to repair or replacement of the Collateral, Lender shall retain a sufficient amount of the proceeds to pay all of the Indebtedness, and shall pay the balance to Grantor. Any proceeds which have not been disbursed within six

(6) months after their receipt and which Grantor has not committed to the repair or restoration of the Collateral shall be used to prepay the Indebtedness.

c.
Grantor, upon request of Lender, shall furnish to Lender reports on each existing policy of insurance showing such information as Lender may reasonably request including the following: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the property insured; (5) the then current value on the basis of which insurance has been obtained and the manner of determining that value; and (6) the expiration date of the policy. In addition, Grantor shall upon request by Lender (however not more often than annually) have an independent appraiser satisfactory to Lender determine, as applicable, the cash value or replacement cost of the Collateral.

16.
Prior Encumbrances. To the extent applicable, Grantor shall fully and timely perform any and all of Grantor's obligations under any prior Encumbrances affecting the Collateral. Without limiting the foregoing, Grantor shall not commit or permit to exist any breach of or default under any such prior Encumbrances. Grantor shall further promptly notify Lender in writing upon the occurrence of any event or circumstances that would, or that might, result in a breach of or default under any such prior Encumbrance. Grantor shall further not modify or extend any of the terms of any prior Encumbrance or any indebtedness secured thereby, or request or obtain any additional loans or other extensions of credit from any third party creditor or creditors whenever such additional loan advances or other extensions of credit may be directly or indirectly secured, whether by cross-collateralization or otherwise, by the Collateral, or any part or parts thereof, with possible preference and priority over the lien of this Agreement.

17.
NOTICE OF ENCUMBRANCES AND EVENTS OF DEFAULT. Grantor shall immediately notify Lender in writing upon the filing of any attachment, judicial process, or claim relating to the Collateral. Grantor additionally agrees to immediately notify Lender in writing upon the occurrence of any Event of Default, or event that with the passage of time, failure to cure, or giving of notice, may result in an Event of Default under any of Grantor's obligations that may be secured by any presently existing or future Encumbrance, or that may result in an encumbrance affecting the Collateral, or should the Collateral be seized or attached or levied upon, or threatened by seizure or attachment or levy, by any person other than Lender.

18.
POSSESSION; QUIET ENJOYMENT. Until default, Grantor shall have the possession and beneficial use of the Collateral and may use it in any lawful manner not inconsistent with this Agreement or the Loan Documents. Lender confirms that neither it nor any person lawfully claiming through it will interfere with the quiet enjoyment and use of the Aircraft by Lessee throughout the Lease as long as no "Event of Default" (as defined in the Lease) has occurred and is continuing.

19.
LENDER'S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender's interest in the Collateral or if Grantor fails to comply with any provision of this Agreement or any Loan Documents, including but not limited to Grantor's failure to discharge or pay when due any amounts Grantor is required to discharge or pay under this Agreement or any Loan Documents, Lender on Grantor's behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Collateral and paying all costs for insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Grantor. All such expenses will become a part of the Indebtedness and, at Lender's option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note's maturity. The Agreement also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon Default.

20.	DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

a.	Payment Default. Borrower fails to make any payment when due under the Indebtedness.

b.
Other Defaults. Borrower or Grantor fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Loan Documents or to comply with or perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower or Grantor.

c.
Default in Favor of Third Parties. Borrower, any guarantor or Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's, any guarantor's or Grantor's property or ability to perform their respective obligations under this Agreement or any of the Loan Documents.

d.
False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or Grantor or on Borrower's or Grantor's behalf under this Agreement or the Loan Documents is false or misleading in any material respect, or becomes so, regardless of when made.

e.
Defective Collateralization. This Agreement or any of the Loan Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

f.
Insolvency. The dissolution of Borrower or Grantor (regardless of whether election to continue is made) or any other termination of Borrower's or Grantor's existence as a going concern, the insolvency of Borrower or Grantor, the appointment of a receiver for any part of Borrower's or Grantor's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower or Grantor.

g. Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or Grantor or by any governmental agency against any collateral securing the Indebtedness. This includes a garnishment of any of Borrower's or Grantor's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower or Grantor as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower or Grantor gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

h.
Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or Guarantor dies or becomes incompetent or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness

i.	Adverse Change. A material adverse change occurs in Borrower's or Grantor's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

21.
CURE. If any default, other than a default in payment, is curable and if Borrower or Grantor has not been given a notice of a breach of the same provision of this Agreement within the preceding twelve (12) months, it may be cured if Borrower or Grantor, as the case may be, after Lender sends written notice demanding cure of such default: (1) cures the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

22.
RIGHTS AND REMEDIES ON DEFAULT. If an Event of Default occurs under this Agreement, at any time thereafter, Lender shall have all the rights of a secured party under the Wisconsin Uniform Commercial Code. In addition, and without limitation, Lender may exercise any one or more of the following rights and remedies:

a.
Accelerate Indebtedness. Lender may declare the entire Indebtedness, including any prepayment penalty which Borrower would be required to pay, immediately due and payable, without notice of any kind to Borrower or Grantor.

b.
Assemble Collateral. Lender may require Grantor to deliver to Lender all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral. Lender may require Grantor to assemble the Collateral and make it available to Lender at a place to be designated by Lender. Lender also shall have full power to enter upon the property of Grantor to take possession of and remove the Collateral. If the Collateral contains other goods not covered by this Agreement at the time of repossession, Grantor agrees Lender may take such other goods, provided that Lender makes reasonable efforts to return them to Grantor after repossession.

c.
Sell the Collateral. Lender shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in Lender's own name or that of Grantor. Lender may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give Grantor, and other persons as required by law, reasonable notice of the time and place of any public sale, or the time after which any private sale or any other disposition of the Collateral is to be made. However, no notice need be provided to any person who, after Event of Default occurs, enters into and authenticates an agreement waiving that person's right to notification of sale. The requirements of reasonable notice shall be met if such notice is given at least ten (10) days before the time of the sale or disposition. All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the Note rate from date of expenditure until repaid.

d.
Appoint Receiver. Lender shall have the right to have a receiver appointed to take possession of all or any part of the Collateral, with the power to protect and preserve the Collateral, to operate the Collateral preceding foreclosure or sale, and to collect the rents from the Collateral and apply the proceeds, over and above the cost of the receivership, against the Indebtedness or as the court may direct. The receiver may serve without bond if permitted by law. Lender's right to the appointment of a receiver shall exist whether or not the apparent value of the Collateral exceeds the Indebtedness by a substantial amount. Employment by Lender shall not disqualify a person from serving as a receiver.

e.
Obtain Deficiency. If Lender chooses to sell any or all of the Collateral, Lender may obtain a judgment against Borrower for any deficiency remaining on the Indebtedness due to Lender after application of all amounts received from the exercise of the rights provided in this Agreement.

f.
Other Rights and Remedies. Lender shall have all the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, as may be amended from time to time, and the Cape Town Convention, including Articles 8, 9, 10 and 13 of the Convention.

g.
De-Registration. Lender may exercise the Irrevocable De-Registration and Export Request Authorization, which shall be executed and delivered to Lender upon the effectiveness of this Agreement, the form of which is provided in Exhibit A hereto, without such act waiving or reducing the Indebtedness.

h.
Remedies Non-exclusive. Except as may be prohibited by applicable law, all of Lender's rights and remedies, whether evidenced by this Agreement, the Loan Documents, or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor's failure to perform, shall not affect Lender's right to declare a default and exercise its remedies.

23.
INDEMNIFICATION OF LENDER. Grantor agrees to indemnify, defend and hold Lender harmless from any and all claims, suits, obligations, damages, losses, costs and expenses (including, without limitation, Lender's attorneys' fees), demands, liabilities, penalties, fines and forfeitures of any nature whatsoever that may be asserted against or Incurred by Lender, its officers, directors, employees, and agents arising out of, relating to, or in any manner occasioned by this Agreement and the exercise of the rights and remedies granted Lender under this Agreement. The foregoing indemnity provisions shall survive the cancellation of this Agreement as to all matters arising or accruing prior to such cancellation and the foregoing indemnity shall survive in the event Lender elects to exercise any of the remedies as provided under this Agreement following default hereunder.

24.	MISCELLANEOUS PROVISIONS.

a.
Amendments. This Agreement, together with the Loan Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

b.
Attorneys' Fees & Expenses. Grantor agrees to pay upon demand all of Lender's costs and expenses, including Lender's attorneys' fees and Lender's legal expenses, incurred in connection with the enforcement of this Agreement, including, without limitation, such fees and expenses incurred in non-judicial enforcement, bankruptcy proceedings, and any judicial proceedings.

c.	Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

d.
Governing Law and Venue. This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Wisconsin, without regard to its conflicts of law provisions. This Agreement has been accepted by Lender in the State of Wisconsin. Borrower and Grantor consent to the jurisdiction of the court in and for the State of Wisconsin, and agree that the exclusive venue for any action brought by or against any party arising from or relating to this Agreement shall be the courts in and for the State of Wisconsin.

e.	Joint and Several Liability. All obligations of Borrower and Grantor under this Agreement shall be joint and several.

f.
Notices. Any notice required to be given under this Agreement, unless the form of service of notice is specified by law, shall be effective when actually delivered in writing by receipt-confirmed facsimile transmission or receipt-confirmed email directed to party's designated officer responsible for administration of such party's duties and rights associated with this Agreement, or when deposited with a nationally recognized overnight courier to the recipient party's addresses shown in this Agreement, or when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown in this Agreement. Any party may change its address for notices under this Agreement by giving written notice to the other parties.

g.
Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

h.	Successors and Assigns. Subject to any limitations stated in this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and authorized assigns.

1.
No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender's rights or of any of Grantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

ACCEPTED AND AGREED by and between the parties hereto.

WILMINGTON TRUST SP SERVICES (DUBLIN) LIMITED, not in its individual capacity but solely as Trustee
By: /s/ Claudio Borza
Name: Claudio Borza
Title: Director

CONTRAIL AVIATION SUPPORT, LLC

By: /s/ Joseph G. Kuhn
Name: Joseph G. Kuhn
Title: CEO

CONTRAIL AVIATION LEASING, LLC
By CONTRAIL AVIATION SUPPORT, LLC, sole member and manager of Contrail Aviation Leasing, LLC

By: /s/ Joseph G. Kuhn
Name: Joseph G. Kuhn
Title: CEO

[EXHIBIT A]

To: IRISH AIR AUTHORITY
The Times Building, 11-12 D'Olier Street,
Dublin 2 Ireland

Re: Irrevocable De-Registration and Export Request Authorization

The undersigned is the registered owner of the 737-7826 bearing manufacturer's serial number 29922 and registration EI-CSG (together with all installed, incorporated or attached accessories, parts and equipment, the "Aircraft").
This instrument is an irrevocable de-registration and export request authorization issued by the undersigned in favor of OLD NATIONAL BANK (the "Authorized Party") under the authority of Article XIII of the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment. In accordance with that Article, the undersigned hereby requests:
i.     Recognition that the Authorized Party or the person it certifies as its designee is the sole person entitled to:

a)
Procure the de-registration of the Aircraft from the register maintained by the FAA for the purposes of Chapter III of the Convention on International Civil Aviation, signed at Chicago, on 7 December 1944; and

b)	Procure the export and physical transfer of the Aircraft from said jurisdiction; and

ii.	Confirmation that the Authorized Party or the person it certifies as its designee may take the action specified in clause
(i)    above on written demand without the consent of the undersigned and that, upon such demand, the authorities in the United States shall co-operate with the Authorized Party with a view to the speedy completion of such action.
The rights in favor of the Authorized Party established by this instrument may not be revoked by the undersigned without the written consent of the Authorized Party.
Please acknowledge your agreement to this request and its terms by appropriate notation in the space provided below and filing this instrument in your applicable aircraft registration records.
OWNER:
WILMINGTON TRUST SP SERVICES (DUBLIN) LIMITED, not in its individual capacity but solely as Trustee

By: /s/ Claudio Borza
Name: Claudio Borza
Title: Director

BORROWER:
CONTRAIL AVIATION SUPPORT, LLC
By: /s/ Joseph G. Kuhn
Name: Joseph G. Kuhn
Title: CEO

CONTRAIL AVIATION LEASING, LLC
By CONTRAIL AVIATION SUPPORT, LLC, sole member and manager of Contrail Aviation Leasing, LLC

By: /s/ Joseph G. Kuhn
Name: Joseph G. Kuhn
Title: CEO

18169796v1